UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2011

SL Industries, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	1-4987	21-0682685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Fellowship Road, Suite A114, Mount Laurel, New Jersey		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (856) 727-1500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Following the holding of the 2011 Annual Meeting of Shareholders of SL Industries, Inc. (the “Company”) on June 8, 2011 (the “Annual Meeting”), the Company returned to compliance with the continued listing standards of NYSE Amex LLC (the “Exchange”).  On June 9, 2011, the Company received a letter from the Exchange stating that the Company has resolved the continued listing deficiency that was previously disclosed.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2008 Incentive Stock Plan

At the Annual Meeting the shareholders of the Company approved amendments to the Company’s 2008 Incentive Stock Plan (the “2008 Plan”) (the “Plan Amendments”) to (a) increase the number of shares of the Company’s common stock, $0.20 par value per share (the “Common Stock”) subject to the 2008 Plan from 315,000 shares to 450,000 shares, and (b) require shareholder approval prior to the reduction of the exercise price of any outstanding options or stock appreciation rights, any repricing through cancellations and re-grants of new options or stock appreciation rights, or any cancellation of outstanding options or stock appreciation rights with an exercise price above the current stock price in exchange for cash or other securities.  The 2008 Plan was originally approved by shareholders of the Company on May 14, 2008.  A description of the 2008 Plan and the Plan Amendments is set forth in our proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2011 and in the supplement to the proxy statement filed with the SEC on May 26, 2011.

2011 Bonus Plan

On June 9, 2011, the Company’s Board of Directors (the “Board”) and the Compensation Committee of the Board (the “Committee”) adopted the 2011 Bonus Plan (the "2011 Plan") to provide incentives to officers and members of management of the Company and its subsidiaries, including certain of the Company’s executive officers, in the form of equity grants and cash bonus payments for achieving certain performance goals established for them.  The payment of all cash bonuses and the vesting of equity grants under the 2011 Plan are subject to the final determination of the Committee prior to payment or vesting.  Recipients of cash bonuses and equity grants under the 2011 Plan must be employees of the Company at the time of payment or vesting.  Participants in the 2011 Plan who are named executive officers of the Company include William T. Fejes, Jr, the Company’s Chief Executive Officer and President and Louis J. Belardi, the Company’s Chief Financial Officer, Secretary and Treasurer.

The 2011 Plan includes two components.  The first component is a Short Term Incentive Plan ("2011 STIP"), and the second component is a Long Term Incentive Plan ("2011 LTIP"). The structure of the 2011 Plan is designed to provide short-term incentives to participants for achieving annual targets, while also motivating and rewarding eligible participants for achieving longer term growth goals. The 2011 Plan provides as follows:

Short Term Incentive Plan. The Committee has established two components for the 2011 STIP.  The first component is based on the achievement of pre-determined individual objectives and the second component is a financial factor component common to all executives.  The financial factor component is based on achieving target working capital turns (annual sales divided by working capital (defined as the averages of monthly accounts receivable plus net inventory less accounts payable)) (“WCT”) and a target PBEBITDA (pre-bonus earnings before interest, taxes, depreciation and amortization).  Based on the determination of the objectives under the two components for each of the Company’s divisions and its corporate office, the maximum percentage of base salary that may be earned by the participants ranges from 18.75% to 67.50%.  STIP bonuses that are earned will be paid in 2012.  No STIP bonus will be paid if the WCT or PBEBITDA is below 80% of the WCT or PBEBITDA target or if the pre-determined individual objectives are not met.

Long Term Incentive Plan. The LTIP component of the 2011 Plan is based on a combination of achieving certain sales and ROIC targets by each of the Company’s divisions and the corporate office over the three fiscal years beginning in 2011.  The sales and ROIC targets, also referred to as the Long Term Financial Factor (the “LTFF”), were established by the Board prior to the adoption of the 2011 Plan.  Based on the determination of these objectives, the maximum percentage of base salary that may be earned by the participants ranges from 18.75% to 82.50%.  Half of 2011 LTIP bonuses earned will be paid in cash at the conclusion of the 2013 fiscal year and the other half of the 2011 LTIP bonuses are paid through the granting of Restricted Stock Units (“RSUs”) that vest upon the satisfaction of specified performance targets, to be determined by March 15, 2014 based upon the Company’s audited financial statements for 2011 through 2013, subject to the conditions and requirements in the applicable RSU grant letter.  Grants of the RSUs under the 2011 LTIP are made in 2011.  No bonus will be paid under 2011 LTIP if either the ROIC or sales component of the LTFF is below 80% of the respective targets.

Under the 2011 Plan, Mr. Fejes may earn a maximum bonus of 150% of his base salary, and Mr. Belardi may earn a maximum bonus of 112.50% of base salary.

Restricted Stock Unit Grants

On June 9, 2011, the Committee approved the issuance of RSUs to Messrs. Fejes and Belardi pursuant to the 2011 LTIP.  Mr. Fejes was awarded 6,277 RSUs and Mr. Belardi was awarded 2,804 RSUs.  Each RSU grant was issued pursuant to and subject to the terms of the 2011 LTIP, the 2008 Plan, and the respective RSU grant letters to Messrs. Fejes and Belardi that set forth the terms of the RSU grant.  The RSU grants to Messrs. Fejes and Belardi reflect the maximum grant that could be earned by Messrs. Fejes and Belardi upon exceeding the LTFF target by 120% or more.  Failure to meet 80% of the LTFF target will result in the full forfeiture of the RSU Grant, as well as any possible cash bonus under the 2011 LTIP.  Meeting 100% of the LTFF target will result in the vesting of 4,185 RSUs granted to Mr. Fejes and the vesting of 1,869 RSUs granted to Mr. Belardi, with the unvested portion of the RSU grants being forfeited.  Subject to the above described limitations, the actual number of RSUs (if any) that vest is adjusted to reflect the difference between the participants’ actual performance relative to meeting 100% of the LTFF target.  Earned RSUs vest upon the satisfaction of specified performance targets, to be determined by March 15, 2014 based upon the Company’s audited financial statements for 2011 through 2013, subject to the conditions and requirements in the applicable RSU grant letter.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following matters were submitted to a vote of the Company’s shareholders at the Annual Meeting held on June 8, 2011: (1) the election of five directors of the Company, each to serve until the annual meeting of shareholders in 2012 or until their respective successors have been duly elected and qualified; (ii) the Plan Amendments; and (iii) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The total number of shares of the Company’s Common Stock voted in person or by proxy at the Annual Meeting was 4,070,393 representing approximately 90.28% of the 4,508,250 shares outstanding and entitled to vote at the Annual Meeting.  Each director nominee was elected and each of the other matters submitted to a vote of the Company’s shareholders at the Annual Meeting was approved by the requisite vote.

Set forth below is the number of votes cast for, against or withheld, as well as the number of broker non-votes and abstentions as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

1.           Election of Directors.

NOMINEE	FOR	WITHHELD
Glen M. Kassan	3,444,170	136,315
Avrum Gray	3,550,427	30,058
Warren G. Lichtenstein	3,089,325	491,160
Mark E. Schwarz	2,983,523	596,962
James A. Risher	3,551,858	28,627

There were 489,908 Broker Non-Votes recorded for each nominee.

2.	Proposal to amend the 2008 Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,377,672	195,952	6,861	489,908

3.	Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm.

FOR	AGAINST	ABSTAIN
4,047,675	18,158	4,560

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL Industries, Inc.
(Registrant)
Date: June 14, 2011

	By:	/s/ Louis J. Belardi
		Name:	Louis J. Belardi
		Title:	Chief Financial Officer